First Quarter 2008
Earnings Conference
December 17, 2007

This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon management’s belief and assumptions made by, and
information currently available to, management. Our actual
This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon management’s belief and assumptions made by, and
information currently available to, management. Our actual
results could differ materially from the results
anticipated in these forward-looking statements
as a result of numerous factors including factors
identified from time to time in our filings with the
Securities and Exchange Commission. Any
forward-looking statement speaks only as of the
date on which such statement is made, and,
except as required by law, we undertake no
obligation to update any forward-looking
statement to reflect events or circumstances
after the date on which such statement is made
or to reflect the occurrence of unanticipated
events.  New factors emerge from time to time,
and it is not possible for management to predict
all such factors.
results could differ materially from the results
anticipated in these forward-looking statements
as a result of numerous factors including factors
identified from time to time in our filings with the
Securities and Exchange Commission. Any
forward-looking statement speaks only as of the
date on which such statement is made, and,
except as required by law, we undertake no
obligation to update any forward-looking
statement to reflect events or circumstances
after the date on which such statement is made
or to reflect the occurrence of unanticipated
events.  New factors emerge from time to time,
and it is not possible for management to predict
all such factors.
2
Forward-looking
statements
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Opening Remarks
Steven Boss, CEO

4
1st quarter 2008
•

 Financial Highlights
Ш

Net Revenue increased to $105.6 million, 50%
increase
Ш

Gross Profit up 63% to $16.4 million
•

Continued Customer Growth
Ш

194,000 customers as of October 31, 2007
Ш

20% increase over October 31, 2006
•

FY 2008 Earnings and Year-End Customers
Ш

Earnings estimate $6.1 - $6.6 million
Ш

Equals $0.20 - $0.22 EPS
Ш

8% - 10% customer growth

•

20% increase in customer count over 10/31/06
•

22,000 gross customer adds in Q1 ‘08
 FY 2006
 FY 2007
 FY 08
customer count
     quarter-to-quarter comparison

Financial Review
Bob Hipps, Interim CFO

$(1.1)
$0.4
1st quarter ($ in millions)

•

Net revenue up 50%; Gross profit up 63%
•

Operating expenses up 72%
Net income (loss) ― $(1.1)
net income (loss)

Net Revenue ―     $35.1      50%
        Gas
        DTH
  878K       41%

$70.5
$105.6
1st quarter ($ in millions)
$54.8
$15.7
$84.2
$21.4
net revenue
    Electricity
        MWh
       258K    56%

        Gas
     $0.3    18%
Gross Profit ―       $6.3        63%
1st quarter ($ in millions)
$10.1
$16.4
$8.4
$ 1.4
$15.0
     Electricity
     $6.6     79%
$1.7

gross profit

Sales & Marketing ―
       $1.7        76%
$3.9
$2.2
1st quarter ($ in millions)
$13.5
$7.8
G & A ―
    $5.7     71%

operating expenses

($ in thousands)
cash & liquidity

Closing
Comments

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•

194,000 Customers
•

Gross profit up 63% to $16.4 million
1st quarter 2008 summary
•

Net revenue increased 50% to $105.6 million